Gary R. Henrie

Attorney at Law

Licensed in Nevada and Utah

P. O. Box 3448                                                                                                        Telephone:  307-200-9415

Alpine, Wyoming  83128                                                                  E-mail:  grhlaw@hotmail.com

I hereby consent to the use of my opinion in the body of the offering statement and as an Exhibit to the offering statement and to all references to myself under the caption Legal Matters in the offering statement.

Very truly yours,

/s/ Gary R. Henrie

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Gary R. Henrie, Esq.